CONSENT OF INDEPENDENT AUDITORS


     We hereby consent to the use of our audit report dated January 21, 2005 except for Note 15 as to which the date is March 18, 2005 in this Post-effective AMENDMENT NO. 1 on Form SB-2 of Wizzard Software Corporation and Subsidiaries for the years ended December 31, 2004 and 2003, which is part of this Form SB-2 and all references to our firm included in this Post-effective AMENDMENT NO. 1 on Form SB-2.

/s/ Gregory & Eldredge, LLC

Gregory & Eldredge, LLC
Salt Lake City, Utah
May 16, 2005